CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Ameren Corporation Common Stock, $.01 par value	$750,000,000	$81,825

(1)
Pursuant to Rules 457(o) and 457(r) under the Securities Act of 1933, the registration fee was calculated based on the maximum aggregate offering price. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Ameren Corporation’s Registration Statement on Form S-3 (File No. 333-249475), which was filed on October 14, 2020.

 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-249475
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 14, 2020)
Up to $750,000,000
Common Stock

We have entered into a sales agreement with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, as our sales agents and as forward sellers as described below, and Bank of America, N.A., Barclays Bank PLC (through its agent Barclays Capital Inc.), Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association, as forward purchasers as described below, relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may, through our sales agents, offer and sell from time to time shares of our common stock having an aggregate gross sales price of up to $750,000,000 (unless we increase such aggregate gross sales price in our discretion from time to time pursuant to the sales agreement).
In addition to the issuance and sale of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between us and each of Bank of America, N.A., Barclays Bank PLC (through its agent Barclays Capital Inc.), Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association. We refer to these entities, when acting in such capacity, as forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser or its affiliate will, at our request, borrow from third parties and, through the relevant affiliated sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. We refer to each of Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, when acting as the agent for its affiliated forward purchaser, as a forward seller. In no event will the aggregate number of shares of our common stock sold through the sales agents as our agents and by the forward sellers under the sales agreement have an aggregate gross sales price in excess of $750,000,000 (unless we increase such aggregate gross sales price in our discretion from time to time pursuant to the sales agreement).
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant forward sale agreement with the relevant forward purchaser on dates specified by us on or prior to the maturity date of the relevant forward sale agreement, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. If we elect to cash settle or net share settle a forward sale agreement, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.
Sales of our common stock, if any, under the sales agreement, this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the New York Stock Exchange, or NYSE, or on another market for our common stock or sales made to or through a market maker other than on an exchange or through an electronic communications network. Subject to the terms and conditions of the sales agreement, the sales agents, forward sellers or forward purchasers will use their commercially reasonable efforts to sell on our behalf all shares of our common stock designated by us from time to time.
We also may sell shares of our common stock in negotiated transactions or as otherwise agreed with the applicable sales agent, forward seller or forward purchaser or to one or more of the sales agents as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares of our common stock in a manner which is not an “at the market offering,” including sales to one or more sales agents, as principal for their own accounts, we will describe the terms of such sale and any agreement relating thereto in a separate prospectus supplement or pricing supplement.
We will pay the sales agents a commission of up to 2% of the gross sales price per share sold through them as our agent under the sales agreement. In connection with each forward sale agreement, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale agreement, a commission of up to 2% of the volume weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. In connection with the sale of our common shares on our behalf, the sales agents, forward sellers and forward purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents, forward sellers and forward purchasers may be deemed to be underwriting commissions or discounts.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about factors you should consider before buying our common stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Barclays	BofA Securities	Goldman Sachs & Co.	J.P. Morgan
Mizuho Securities	Morgan Stanley	MUFG	Wells Fargo Securities
May 12, 2021

Prospectus Supplement
Prospectus

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the sales agents, forward sellers and forward purchasers and their respective affiliates have not, authorized any other person to provide you with additional or different information. We are not, and the sales agents, forward sellers and forward purchasers and their respective affiliates are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since then.
In this prospectus supplement, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation (and, unless the context otherwise requires, not any of its subsidiaries).

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the common stock we are offering in this prospectus supplement. See “Description of Common Stock” in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the common stock, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the common stock and this offering.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement, including in particular the information referred to under “Risk Factors” in this prospectus supplement.
Ameren Corporation
Ameren, headquartered in St. Louis, Missouri, is a public utility holding company whose primary assets are its equity interests in its subsidiaries. Our subsidiaries are separate, independent legal entities with separate businesses, assets, and liabilities. Dividends on our common stock and the payment of expenses by us depend on distributions made to us by our subsidiaries. Our principal subsidiaries are listed below. We also have other subsidiaries that conduct other activities, such as providing shared services.
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Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), operates a rate-regulated electric generation, transmission, and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri was incorporated in Missouri in 1922 and is successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.2 million customers and natural gas service to 0.1 million customers.

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Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois was incorporated in Illinois in 1923 and is the successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas utility service to a 43,700 square mile area in central and southern Illinois. Ameren Illinois supplies electric service to 1.2 million customers and natural gas service to 0.8 million customers.

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Ameren Transmission Company of Illinois, doing business as ATXI, operates a Federal Energy Regulatory Commission rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc. ATXI was incorporated in Illinois in 2006.

Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

The Offering
Issuer:
Ameren Corporation.
Common stock offered from time to time:
Shares of our common stock having an aggregate gross sales price not to exceed $750,000,000 (unless we increase such aggregate gross sales price in our discretion from time to time pursuant to the sales agreement).
Use of proceeds:
We intend to use the net proceeds, if any, from the issuance and sale of our common stock for general corporate purposes, including to repay our short-term debt, including commercial paper, from time to time.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller in connection with any forward sale agreement as a hedge of the forward sale agreement.
We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes described above. See “Use of Proceeds” in this prospectus supplement.
Manner of offering:
“At the market offering” that may be made from time to time through our sales agents: Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC.
We also may sell shares of our common stock in negotiated transactions or as otherwise agreed with the applicable sales agent, forward seller or forward purchaser, including sales to one or more of the sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares of our common stock in a manner which is not an “at the market offering,” including sales to one or more sales agents, as principal for their accounts, we will describe the terms of such sale and any agreement relating thereto in a separate prospectus supplement or pricing supplement.
In addition to the issuance and sale of common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale confirmations and related supplemental confirmations between us and each of Bank of America, N.A., Barclays Bank PLC (through its agent Barclays Capital Inc.), Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, New York Branch, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), Morgan Stanley & Co. LLC, MUFG Securities EMEA plc and Wells Fargo Bank, National Association. We refer to these entities, when acting in such capacity, as forward purchasers. In connection with each forward sale agreement, the relevant forward purchaser or its affiliate will, at our request, borrow from third parties and, through the relevant affiliated sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale agreement to hedge the forward sale agreement. We refer to each of Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, when acting as the agent for its affiliated forward purchaser, as a forward seller.
See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
NYSE listing:
Our common stock trades on the NYSE under the symbol “AEE.”
Transfer agent and registrar:
Ameren Services Company, a subsidiary of Ameren, serves as transfer agent and registrar for the common stock.
Accounting treatment of forward sales:
In the event that we enter into any forward sale agreement, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward sale agreement, the shares issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
Conflicts of interest:
We may use a portion of the net proceeds of this offering to repay a portion of our outstanding short-term debt, including commercial paper, from time to time. In addition, the forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement or may receive part of the net proceeds in connection with the repayment of a portion of our outstanding short-term debt, including commercial paper, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121). See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Risk factors:
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

RISK FACTORS
Investing in our common stock involves certain risks. In considering whether to purchase the common stock offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors.
Risk Factors Relating to Ameren
Please refer to the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Relating to this Offering
Settlement provisions contained in a forward sale agreement could subject us to risks if certain events occur, which could have an effect on our results of operations and liquidity with substantial cash payment obligations, could result in dilution to our earnings per share and return on equity, and could cause the market price of our common stock to decline.
If we enter into one or more forward sale agreements, the relevant forward purchaser will have the right to accelerate that particular forward sale agreement (with respect to all or any portion of the transaction under that particular forward sale agreement that the relevant forward purchaser determines is affected by such event and subject to the terms therein) and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle on a date specified by the relevant forward purchaser if:
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the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to that particular forward sale agreement;

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the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying that particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it or its affiliate would incur a cost that is greater than the stock borrowing cost specified in that particular forward sale agreement;

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certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend, or that constitutes an extraordinary dividend (as defined in the applicable forward sale agreement);

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the announcement of an extraordinary event (as such term is defined in that particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) or a transaction that, if consummated, would result in such an extraordinary event; or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in that particular forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale agreement or, if we so elect and the forward purchaser permits our election, net share settlement provisions of that particular forward sale agreement, in each case, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. Following any such termination and settlement, we would not issue any shares of our common stock or receive any proceeds pursuant to such forward sale agreement.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement. However, any forward sale agreement may be settled in whole or in part at our option earlier than that specified date. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity, and may adversely affect the market price of our common stock. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the related sales of shares of our common stock under that forward sale agreement and, upon net share settlement, its or its affiliate’s obligation to deliver shares to us, if applicable.
In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions. In no event will we be party to outstanding forward sale agreements with more than one forward purchaser at any given time, unless the related forward sellers would not be selling shares of our common stock simultaneously and the related forward purchasers would not be required to unwind their respective hedges of shares of our common stock simultaneously.
The forward sale price that we expect to receive upon physical settlement of any particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of such particular forward sale agreement. If the overnight bank funding rate is less than the spread for such particular forward sale agreement on any day, the interest factor will result in a daily reduction of the applicable forward sale price for such day. If the market value of our common stock during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under that particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers” in this prospectus supplement for information on the forward sale agreements.
In certain bankruptcy or insolvency events, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, any forward sale agreements that are then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under a forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents:
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our Annual Report on Form 10-K for the year ended December 31, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021; and

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our Current Reports on Form 8-K filed on February 19, 2021 (except for portions deemed to be furnished and not filed), March 5, 2021, March 31, 2021, May 10, 2021 and May 10, 2021 (except for portions deemed to be furnished and not filed).

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement until the offering contemplated by this prospectus supplement is completed or terminated.
Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in any separately filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement or the accompanying prospectus.
You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:
Ameren Corporation
Attention: Secretary’s Department
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement and the accompanying prospectus. Copies of these filings are also available from Ameren’s website at www.amereninvestors.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement as a source of financing. We intend to use the net proceeds, if any, from the issuance and sale of shares of our common stock by us through the sales agents for general corporate purposes, which may include repayment of short-term debt, including commercial paper, from time to time.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller, as agent for the forward purchaser, in connection with any forward sale agreement as a hedge of the forward sale agreement. In the event of full physical settlement of a forward sale agreement, which we expect to occur on or prior to the maturity date of the forward sale agreement, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under the forward sale agreement and the number of shares of our common stock underlying the forward sale agreement, subject to the price adjustment and other provisions of the forward sale agreement. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale agreement, if physical settlement applies, or upon cash settlement of any forward sale agreement, if we elect cash settlement, for the purposes described above. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the forward purchaser.
The forward purchaser will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
General
We have entered into a sales agreement with the sales agents, the forward sellers and the forward purchasers under which we may issue and sell over a period of time and from time to time shares of our common stock having an aggregate gross sales price of up to $750,000,000 through the sales agents. Further, the sales agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the sales agents, we may deliver instructions to each sales agent specifying that such sales agent, as a forward seller, use its commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by or on behalf of the applicable forward purchaser in connection with one or more forward sale agreements as described below. In no event will the aggregate gross sales price of shares of our common stock sold through the sales agents as our agents and by the forward sellers under the sales agreement exceed $750,000,000 (unless we increase such aggregate gross sales price in our discretion from time to time pursuant to the sales agreement).
Sales of the shares, if any, under the sales agreement will be made (i) by any method or payment permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through the NYSE, or on another market for our common stock, or sales made to or through a market maker other than on an exchange or through an electronic communications network or (ii) in privately negotiated transactions (if, and only if, we, the sales agents and any related forward seller and forward purchaser have so agreed in writing). Nothing in the sales agreement shall be deemed to require us or the sales agents and any related forward seller and forward purchaser to agree to the method of offer and sale specified in clause (ii) in the prior sentence, and any party may withhold its consent thereto in any such party’s sole discretion. Our sales agents will not engage in any prohibited stabilizing transactions in connection with this offering.
We also may sell shares of our common stock in negotiated transactions or as otherwise agreed with the applicable sales agent, forward seller or forward purchaser or to one or more of the sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares of our common stock in a manner which is not an “at the market offering,” including any sale of our common stock to one or more sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale, we will describe the terms of such sale and any agreement relating thereto in a separate prospectus supplement or pricing supplement.
We will report to the SEC at least quarterly (i) the number of shares of common stock sold through the sales agents under the sales agreement, (ii) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreements as described below under “— Sales Through Forward Sellers” and (iii) the net proceeds to us and the compensation paid by us to the sales agents in connection with the transactions described in clauses (i) and (ii) in the prior sentence.
In connection with the sale of the common stock on our behalf, each of the sales agents, forward sellers and forward purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to a sales agent, forward seller or forward purchaser may be deemed to be underwriting commissions or discounts.
Our common shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under the Exchange Act. If the sales agents, the forward sellers, the forward purchasers or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other parties and future offers and sales of shares of our common stock under the sales agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents, the forward sellers, the forward purchasers and us.
Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we, the sales agents, the forward sellers and/or the forward purchasers may agree upon. The offering of our common stock pursuant to the sales agreement will terminate upon the earliest of (1) the sale, under the sales agreement, of shares of our common stock with an aggregate gross sales price of $750,000,000 (unless we increase such aggregate gross sales price in our discretion from time to time pursuant to the sales agreement) and (2) termination by us or the relevant sales agent or forward seller, at any time upon written notice, solely with respect to such sales agent or forward seller.
Sales Through Sales Agents
Subject to the terms and conditions of the sales agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of our common stock designated by us from time to time. We or the sales agents may suspend the offering of shares of our common stock at any time and from time to time by notifying the other party. We cannot predict the number of shares of our common stock that we may sell hereby or if any shares will be sold.
We will pay each sales agent a commission of up to 2% of the gross sales price per share of our common stock sold through it as our agent under the sales agreement. We have agreed to pay or reimburse certain of the expenses of the sales agents.
Settlement for sales of shares will occur in return for payment of the net proceeds to us in accordance with the standard settlement cycle provided in Rule 15c6-1(a) under the Exchange Act, unless the parties agree otherwise. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales Through Forward Sellers
From time to time during the term of the sales agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale agreements with a forward purchaser and deliver to the applicable sales agent or its respective affiliate a related transaction confirmation under the sales agreement in its capacity as forward seller thereunder. We may direct the sale of shares of our common stock in connection with a forward sale to only one forward seller on any given day. Upon receipt by a forward purchaser of a transaction confirmation from us requesting that it execute sales of borrowed shares of common stock as a forward seller in connection with the applicable forward sale agreement and subject to the terms and conditions of the sales agreement, the relevant forward purchaser or its affiliate will attempt to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell, the relevant shares of our common stock to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of our common stock at any time upon proper notice to the other. In no event will we be party to outstanding forward sale agreements with more than one forward purchaser at any given time unless the related forward sellers would not be selling shares of our common stock simultaneously and the related forward purchasers would not be required to unwind their respective hedges of our shares of common stock simultaneously.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the second trading day following each date the sales are made or such earlier day as required by SEC rule or industry practice, unless another date shall be agreed to in writing by us and the relevant forward seller. The obligation of the relevant forward seller under the sales agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price payable by the relevant forward purchaser under the related forward sale agreement, commissions of up to 2% of the volume weighted average of the gross sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period of trading days as specified in the relevant transaction confirmation and the forward sale agreement related thereto.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of common stock were sold pursuant to the sales agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread for the particular forward sale agreement on any day, the interest factor will result in a daily reduction of the forward sale price.
Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward sale agreement. However, if we physically or net share settle a particular forward sale agreement, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement subject to physical settlement. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of our common stock during the relevant valuation period for such settlement under that particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s hedge position in respect of that particular forward sale agreement (and, in the case of net share settlement, to deliver to us, if applicable). The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors” in this prospectus supplement.
A forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under the particular forward sale agreement that the relevant forward purchaser determines is affected by such event and subject to the terms therein) and require us to physically settle or, if we so elect and the forward purchaser permits our election, cash settle or net share settle, on a date specified by the relevant forward purchaser if:
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the relevant forward purchaser or its affiliate is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement;

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the relevant forward purchaser determines that it or its affiliate is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrowing cost specified in the particular forward sale agreement;

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certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

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a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend, or that constitutes an extraordinary dividend (as defined in the applicable forward sale agreement);

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the announcement of an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers and tender offers and the delisting of our common stock) or a transaction that, if consummated, would result in an extraordinary event; or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the particular forward sale agreement).

The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser so permits our election, the net share settlement provisions of the particular forward sale agreement, in each case, irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors” in this prospectus supplement.
Expenses and Indemnification
We estimate that our total expenses in connection with this offering to date, excluding expense reimbursement payable to the sales agents (acting in any capacity) under the sales agreement, will be approximately $435,000, and we expect to incur additional expenses, including commissions and such expense reimbursement in connection with this offering in the future.
We have agreed to indemnify the sales agents, the forward sellers and the forward purchasers against, or contribute to payments that the sales agents, the forward sellers and the forward purchasers may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.
Certain Relationships
In the ordinary course of their respective businesses, the sales agents, forward sellers and forward purchasers and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. Affiliates of the sales agents, forward sellers and forward purchasers are lenders under our existing revolving credit facilities.
In addition, in the ordinary course of their business activities, the sales agents, forward sellers and forward purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the sales agents, forward sellers and forward purchasers or their affiliates has a lending relationship with us, certain of those sales agents, forward sellers and forward purchasers or their affiliates routinely hedge, and certain other of those sales agents, forward sellers and forward purchasers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these sales agents, forward sellers and forward purchasers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially our common stock. Any such credit default swaps or short positions could adversely affect future trading prices of our common stock. The sales agents, forward sellers and forward purchasers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
We may use a portion of the net proceeds of this offering to repay a portion of our outstanding short-term debt, including commercial paper, from time to time, a portion of which may be owned by the sales agents, the forward sellers and forward purchasers or their respective affiliates. In addition, the forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock sold pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents, forward sellers and forward purchasers or their respective affiliates may receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement or in connection with the repayment of a portion of our outstanding short term debt, including commercial paper, such sales agents, forward sellers and forward purchasers would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents, forward sellers and forward purchasers or their affiliates receive at least 5% of the net proceeds of the offering. Any sales agent, forward seller or forward purchaser deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent, forward seller or forward purchaser would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).

LEGAL MATTERS
Certain legal matters will be passed upon for us by Chonda J. Nwamu, Esq., Senior Vice President, General Counsel and Secretary of Ameren Corporation, or Craig W. Stensland, Esq., Senior Corporate Counsel of Ameren Services Company, and Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters will be passed upon for the sales agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents us and our affiliates from time to time in connection with various matters. Davis Polk & Wardwell LLP, New York, New York has advised the forward sellers and forward purchasers with respect to certain legal matters relating to the forward sale agreements. Davis Polk & Wardwell LLP regularly represents us and our affiliates from time to time in connection with various matters.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
AMEREN CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Stock Purchase Contracts
Stock Purchase Units
Ameren Corporation may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.
This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
The common stock of Ameren Corporation is listed on the New York Stock Exchange under the symbol “AEE.” Unless otherwise indicated in the applicable prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.
Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities may be offered directly or through underwriters, agents or dealers. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See “Plan of Distribution.”
The date of this prospectus is October 14, 2020.

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About this Prospectus
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into or exchangeable for shares of our capital stock or other of our securities; common stock; preferred stock; stock purchase contracts and stock purchase units (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
In this prospectus, “Ameren,” “we,” “us” and “our” refer to Ameren Corporation and, unless the context otherwise indicates, do not include our subsidiaries.
Ameren Corporation
Ameren, headquartered in St. Louis, Missouri, is a public utility holding company whose primary assets are its equity interests in its subsidiaries. Ameren’s subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities. Dividends on Ameren’s common stock and the payment of expenses by Ameren depend on distributions made to it by its subsidiaries. Ameren’s principal subsidiaries are listed below. Ameren also has other subsidiaries that conduct other activities, such as providing shared services.
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Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”), operates a rate-regulated electric generation, transmission, and distribution business and a rate-regulated natural gas distribution business in Missouri. Ameren Missouri was incorporated in Missouri in 1922 and is the successor to a number of companies, the oldest of which was organized in 1881. Ameren Missouri is the largest electric utility in the state of Missouri. It supplies electric and natural gas utility service to a 24,000-square-mile area in central and eastern Missouri, which includes the Greater St. Louis area. Ameren Missouri supplies electric service to 1.2 million customers and natural gas service to 0.1 million customers.

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Ameren Illinois Company, doing business as Ameren Illinois (“Ameren Illinois”), operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois was incorporated in Illinois in 1923 and is the successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas utility service to a 43,700-square-mile area in central and southern Illinois. Ameren Illinois supplies electric service to 1.2 million customers and natural gas service to 0.8 million customers.

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Ameren Transmission Company of Illinois, doing business as ATXI (“ATXI”), operates a Federal Energy Regulatory Commission (“FERC”) rate-regulated electric transmission business in the Midcontinent Independent System Operator, Inc. (“MISO”). ATXI was incorporated in Illinois in 2006. ATXI is constructing the Illinois Rivers project, a MISO-approved electric transmission project, and eight of its nine line segments have been completed and placed in service as of December 31, 2018. ATXI operates the Spoon River project and the Mark Twain project, which were placed in service in February 2018 and December 2019, respectively.

Risk Factors
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.
Where You Can Find More Information
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2019;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, and June 30, 2020; and

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our Current Reports on Form 8-K filed with the SEC on February 26, 2020 (except for portions deemed to be furnished and not filed), March 20, 2020, April 3, 2020 (except for portions deemed to be furnished and not filed), May 11, 2020, May 11, 2020 (except for portions deemed to be furnished and not filed), August 6, 2020 (except for portions deemed to be furnished and not filed), September 18, 2020, September 28, 2020, and October 9, 2020.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

You may request a free copy of these filings by writing or telephoning us at the following address:
Ameren Corporation
Attention: Office of the Secretary
P.O. Box 66149, Mail Code 1310
St. Louis, Missouri 63166-6149
Telephone: (314) 621-3222
Upon such request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available from our website at www.amereninvestors.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.
Use of Proceeds
Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:
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to finance our subsidiaries’ ongoing construction and maintenance programs;

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to redeem, repurchase, repay or retire outstanding debt or equity securities, including debt or equity securities of our subsidiaries;

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to finance strategic investments in, or acquisitions of, other entities or their assets; and

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for other general corporate purposes.

The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.
Description of Debt Securities
General
The senior debt securities and the subordinated debt securities, which we refer to collectively as the “debt securities,” will be issued under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under our indenture dated as of December 1, 2001, as amended and supplemented, which we refer to collectively as the “senior indenture,” between us and The Bank of New York Mellon Trust Company, N.A., as successor senior indenture trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between us and a trustee, which we refer to as the “subordinated indenture.” The senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior indenture has been, and the subordinated indenture will be, qualified under the Trust Indenture Act of 1939. The senior debt securities of all series that may be issued under the senior indenture are referred to in this prospectus as “senior debt securities” and the subordinated debt securities of all series that may be issued under the subordinated indenture are referred to in this prospectus as “subordinated debt securities.” The following summaries of certain provisions of the senior indenture and the subordinated indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus.
Ranking
The senior debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading “—Subordination of Subordinated Debt Securities.”
Ameren is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our operating subsidiaries and the distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under affiliate indebtedness. The payment of dividends to us by our subsidiaries in turn depends on their results of operations, and other items affecting retained earnings and available cash. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of affiliate borrowing arrangements and cash payments under the tax allocation agreement) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Certain financing agreements, corporate organizational documents and certain statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and preferred shareholders of our subsidiaries. The rights of holders of debt securities to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to prior claims of that subsidiary’s creditors and preferred shareholders. Unless otherwise indicated in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.
The senior indenture provides, and the subordinated indenture will provide, that our obligations to compensate the applicable trustee and reimburse the applicable trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien upon all property and funds held or collected by the applicable trustee as such.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness. The term “Senior Indebtedness” will be defined in the applicable prospectus supplement.
No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.
Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.
Issuance of Additional Debt Securities
The senior indenture provides, and the subordinated indenture will provide, that additional debt securities may be issued thereunder without limitation as to aggregate principal amount. We may issue one or more series of debt securities separately or as part of a stock purchase unit from time to time.
Provisions of a Particular Series
The prospectus supplement applicable to a series of debt securities will specify:
•
the title and any limitation on the aggregate principal amount of the debt securities;

•
the original issue date for the debt securities and the date on which the debt securities will mature;

•
the interest rate or rates, or method of calculation thereof, for the debt securities, and the date from which interest shall accrue;

•
the dates on which interest will be payable;

•
the record dates for payments of interest if other than the fifteenth day next preceding each interest payment date;

•
the terms, if any, regarding the optional or mandatory redemption of the debt securities, including redemption date or dates of the debt securities, if any, and the price or prices applicable to such redemption;

•
any period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be repaid, in whole or in part, at the option of the holder thereof;

•
the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other of our securities;

•
any interest deferral or extension provisions with respect to a series of subordinated debt securities;

•
the applicability of or any change in the subordination provisions for a series of subordinated debt securities; and

•
any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.
There is no requirement under the senior indenture, nor will there be any requirement under our subordinated indenture, that our future issuances of debt securities be issued exclusively under the senior indenture or the subordinated indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior indenture or the subordinated indenture applicable to one or more issuances of debt securities, in connection with future issuances of other debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise indicated in the applicable prospectus supplement, we may from time to time, “reopen” a series of debt securities, without the consent of the existing holders of the debt securities of that series, which means we can create and issue further debt securities of such series having the same terms and conditions (including the same CUSIP number) in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional debt securities issued in this manner will be consolidated with, and form a single series with, the previously outstanding debt securities of the same series.

Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, the debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control, or grant security for other of our indebtedness.
Registration, Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a nominee of The Depository Trust Company, as depositary, which we refer to as “DTC,” and deposited with, or on behalf of, the depositary. Except as set forth under “Book-Entry System,” owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.
Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.
Unless otherwise indicated in the applicable prospectus supplement, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the applicable trustee maintained for such purpose with respect to any series of debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the applicable trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any debt securities that have been mutilated, destroyed, lost or stolen, new debt securities of a like aggregate principal amount and tenor will be issued upon the applicable trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.
In the event of any redemption of debt securities of any series, the applicable trustee will not be required to exchange or register a transfer of any debt securities of such series selected, called or being called for redemption except, in the case of any debt security to be redeemed in part, the portion thereof not to be so redeemed.
Payment and Paying Agents
Payments with respect to principal of, premium, if any, and interest on debt securities issued in the form of global securities will be paid in the manner described below under “Book-Entry System.”
Unless otherwise indicated in the applicable prospectus supplement, interest on debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears in the register for the debt securities maintained by the applicable trustee; provided, however, a holder of debt securities of one or more series under either the senior indenture or the subordinated indenture, as the case may be, in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the applicable trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on, debt securities in the form of certificated securities will be payable in immediately available funds at the office of the applicable trustee or at the authorized office of any paying agent upon presentation and surrender of such debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.
All monies we pay to the applicable trustee for the payment of principal of, premium, if any, and interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such debt security thereafter may look only to us for payment thereof.
Unless otherwise indicated in the applicable prospectus supplement, in any case where the date on which the principal of, premium, if any, or interest on any debt security is due or the date fixed for redemption of any debt security is not a business day (as defined in the applicable indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.
Redemption Provisions
Any terms for the optional or mandatory redemption of the debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, the subordinated debt securities will be redeemable only upon notice by mail not less than 10 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the applicable trustee in such manner as it shall deem appropriate and fair.
Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.
Purchase of Debt Securities
We or our affiliates may, at any time and from time to time, purchase all or some of the debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.
Events of Default
The following constitute or will constitute events of default under the applicable indenture with respect to the debt securities of any series, as applicable:
•
default in the payment of principal of, and premium, if any, on any debt security of such series when due and payable;

•
default in the payment of interest on the debt securities of such series when due and payable which continues for 30 days;

•
with respect to the senior debt securities of any series, failure to observe or perform any of our other covenants or warranties in the senior debt securities of such series or in the senior indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) and the continuation thereof for 60 days after written notice thereof is given to us by the senior indenture trustee or to the senior indenture trustee and us by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of such series;

•
with respect to the senior debt securities of any series, failure to pay when due and payable, after the expiration of any applicable grace period, any portion of the principal of our Debt (“Debt” means any of our outstanding funded obligations for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by others) pursuant to a bond, debenture, note or other evidence of Debt in excess of $25,000,000 (including a default with respect to senior debt securities of any other series), or acceleration of such Debt for another default thereunder, without such Debt having been discharged, or such acceleration having been rescinded or annulled, within 30 days after written notice thereof to us by the senior indenture trustee or to the senior indenture trustee and us by the holders of at least 33% in aggregate principal amount of the senior debt securities of such series outstanding;
•
the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the applicable indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing; or

•
any other event of default specified in the applicable prospectus supplement with respect to debt securities of such series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture. If provided in the applicable prospectus supplement, events of default similar to the events of default described in the third bullet and the fourth bullet above may be applicable to a series of subordinated debt securities.
If an event of default with respect to any series of debt securities occurs and is continuing, either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, unless otherwise indicated in the applicable prospectus supplement, may declare, by notice in writing, the principal amount of and interest on all debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series under that particular indenture, considered as one class, may make such declaration of acceleration under that particular indenture and not the holders of the debt securities of any one of such series.
At any time after an acceleration of the debt securities of any series has been declared, but before a judgment or decree for the payment of the principal amount of the debt securities has been obtained, if we pay or deposit with the applicable trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the applicable trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders have offered to the applicable trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under that indenture generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred on that trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series under a particular indenture, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series.
The holders of a majority in principal amount of the outstanding debt securities of any series generally will have the right to waive any past default or event of default under the applicable indenture on behalf of all holders of debt securities of that series, except a default in the payment of principal of, premium, if any, or interest on such debt securities. The senior indenture provides that no holder of senior debt securities of any series may institute any action against us under or with respect to the senior indenture, and the subordinated indenture will provide that no holder of subordinated debt securities of any series may institute any action against us under or with respect to the subordinated indenture or the subordinated debt securities, in each case, except as described in the next paragraph or unless such holder previously shall have given to the trustee for such series written notice of default and continuance thereof with respect to the debt securities of such series and unless the holders of not less than a majority in aggregate principal amount of the debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, shall have requested the trustee for such series to institute such action and shall have offered that trustee reasonable indemnity, and the trustee for such series shall not have instituted such action within 60 days of such request. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holder of debt securities of such series.
Notwithstanding the foregoing, each holder of debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
The senior indenture provides, and the subordinated indenture will provide, that the applicable trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series actually known to the applicable trustee, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior indenture trustee, and will be required to deliver to the trustee under the subordinated indenture, each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the applicable indenture.
Modification
The applicable trustee and we may modify and amend the applicable indenture with the consent of the holders of a majority in principal amount of the debt securities of all series under that indenture considered as one class, or if there are debt securities of more than one series outstanding and if a proposed modification or amendment directly affects the rights of the holders of the debt securities of one or more, but less than all, of such series, then the consent only of the holders of a majority in aggregate principal amount of the debt securities of all series so directly affected by such modification or amendment, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•
change the maturity date of any debt security;

•
reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any debt security;

•
reduce the principal amount of, or premium payable on, any debt security;

•
change the coin or currency of any payment of principal of, premium, if any, or interest on any debt security;

•
change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any debt security; or

•
modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

The applicable trustee and we may modify and amend the applicable indenture without the consent of the holders:
•
to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to debt securities issued after the effective date of such change or elimination;

•
to establish the form of the debt securities of any series as permitted by the applicable indenture or to establish or reflect any terms of the debt securities of any series as determined by the applicable indenture;

•
to evidence the succession of another corporation to us as permitted by the applicable indenture, and the assumption by any successor of our covenants in the applicable indenture and in the debt securities;

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to grant or confer upon the applicable trustee for the benefit of the holders of one or more series of debt securities any additional rights, remedies, powers or authority;

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to permit the applicable trustee to comply with any duties imposed upon it by law;

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to specify further the duties and responsibilities of, and to define further the relationships among, the applicable trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

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to add to our covenants for the benefit of the holders of one or more series of debt securities or to surrender a right conferred on us in the applicable indenture;

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to add security for all of the debt securities under the applicable indenture;

•
to add an event of default with respect to one or more series of debt securities;

•
to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities under the applicable indenture in any material respect; or

•
to make any other change that is not prejudicial to the holders of the applicable debt securities.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.
Defeasance and Discharge
The senior indenture provides, and the subordinated indenture will provide, that we will
(1)
be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture, except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust; or

(2)
be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit, (B) the deposit will not cause the applicable trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the

Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.
We may be discharged under paragraph (1) with respect to debt securities of any series notwithstanding our prior release under paragraph (2). If we exercise our discharge option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our release option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph. In the event we omit to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our release option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.
Consolidation, Merger and Sale or Disposition of Assets
We have agreed (or will agree with respect to the subordinated debt securities) not to consolidate with or merge into any other corporation (or other entity with respect to the subordinated debt securities) or sell or otherwise dispose of our properties substantially as an entirety to any person unless:
•
the successor corporation (or entity under the subordinated indenture) or the person that receives such properties pursuant to such sale or other disposition shall be a corporation (or entity under the subordinated indenture) organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; and

•
the successor corporation (or entity under the subordinated indenture) or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance of every covenant of each indenture to be performed or observed by us.

Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor corporation (or entity under the subordinated indenture) formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation (or entity under the subordinated indenture) or person had been named as us therein and we will be released from all obligations under the applicable indenture.
Resignation or Removal of Trustees
A trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. A trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with such trustee and signed by the holders, or their attorneys-in-fact, of a majority in principal amount of such series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove a trustee upon notice to the holder of each debt security outstanding under the applicable indenture and the trustee, and the appointment of a successor trustee.
Concerning the Senior Indenture Trustee
We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.
Governing Law
The senior indenture is, and the subordinated indenture and the related senior debt securities and subordinated debt securities will be, governed by New York law.

Description of Common Stock
General
The following statements describing Ameren’s common stock are not intended to be a complete description but rather are a summary of certain rights and distinguishing characteristics relating to the common stock currently authorized by our Restated Articles of Incorporation, as amended (articles of incorporation). For additional information, please see our articles of incorporation and by-laws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri.
Under our articles of incorporation, we are authorized to issue 400 million shares of common stock, $.01 par value per share, and 100 million shares of preferred stock, $.01 par value per share. As of September 30, 2020, 247,198,843 shares of common stock were outstanding and, on the date of this prospectus, no shares of preferred stock were outstanding.
Dividend Rights and Limitations
The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred stock, if any is outstanding. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, corporate organizational documents and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.
Voting Rights
Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock, if any is outstanding, the holders of our common stock have the exclusive right to vote for the election of directors and for all other purposes. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. The common stock shall vote together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, a majority of the outstanding shares of common stock constitutes a quorum.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.
Uncertificated Shares and Certificates of Stock
The interest of each shareholder of any class of our stock shall not be evidenced by certificates for shares and all shares of all classes of stock shall be uncertificated shares; provided, however, that (a) any shares of our stock represented by a certificate shall continue to be represented by such certificate until such certificate is surrendered to us and (b) we may, at our option but without obligation, issue certificates for some or all of any shares of some or all of any classes of stock as we determine from time to time.
Miscellaneous
The outstanding shares of common stock are, and any shares of common stock sold hereunder will be, upon payment for them, fully paid and non-assessable. The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.
Transfer Agent and Registrar
Ameren Services Company, our subsidiary, serves as transfer agent and registrar for the common stock.
Certain Anti-Takeover Matters
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:
•
authorization for our board of directors to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•
advance notice procedures with respect to nominations of directors or proposals other than those adopted or recommended by our board of directors;

•
the prohibition of shareholder action by less than unanimous written consent without a meeting; and

•
provisions specifying that only the chief executive officer, the board of directors (by a majority vote of the entire board of directors) or, for certain purposes, shareholders owning 25% of our outstanding common stock for certain purposes may call special meetings of shareholders, and that the chairman of the meeting may adjourn a meeting of shareholders from time to time, whether or not a quorum is present.

In addition, the Missouri General and Business Corporation Law, or the MGBCL, contains certain provisions, including control share acquisition provisions and business combination provisions that would be applicable to certain mergers, share exchanges or sales of substantially all assets involving us or a subsidiary and a significant shareholder and which could have the effect of substantially increasing the cost to the acquiror and thus discouraging any such transaction. The MGBCL permits shareholders to adopt an amendment to the articles of incorporation opting out of the control share acquisition provisions, and our articles of incorporation opt out of such provisions.
Under the Illinois Public Utilities Act, Illinois Commerce Commission approval is required for any transaction which, regardless of the means by which it is accomplished, results in a change in the ownership of a majority of the voting capital stock of an Illinois public utility or the ownership or control of any entity which owns or controls a majority of the voting capital stock of a public utility. Because we control a majority of the voting stock of Ameren Illinois, a public utility subject to Illinois utility regulation, any change in our ownership or control, within the meaning of the Illinois Public Utilities Act, would require Illinois Commerce Commission approval. Certain acquisitions by any person of our outstanding voting shares would also require approval under the Federal Power Act and the Atomic Energy Act of 1954, as amended.
Description of Preferred Stock
General
The following statements describing preferred stock of Ameren are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our articles of incorporation. For additional information, please see our articles of incorporation and by-laws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Missouri. The other terms and provisions of each series of preferred stock (as defined below) will be set forth in a resolution adopted by our board of directors establishing such series of preferred stock and will be described in the prospectus supplement relating to such offering.
Our authorized preferred stock consists of 100 million shares of preferred stock, $.01 par value per share. When used in this prospectus, the term “preferred stock,” unless the context indicates otherwise, means all the authorized shares of our preferred stock, whether currently outstanding or hereafter issued. No shares of preferred stock were outstanding as of the date of this prospectus.
The following terms and other information with respect to any series of preferred stock will be contained in a prospectus supplement:
•
the series designation;

•
the number of shares in such series;

•
the dividend rate, or how such rate will be determined, and the dividend payment dates for the series;

•
whether the series will be listed on a securities exchange;

•
the date or dates on which the series of preferred stock may be redeemed at the option of Ameren and any restrictions on such redemptions;

•
any sinking fund or other provisions that would obligate Ameren to repurchase, redeem or retire the series of preferred stock;

•
the amount payable to holders of the series of preferred stock in case of the liquidation, dissolution or winding up of Ameren and any additional amount, or method of determining such amount, payable in case any such event is voluntary;

•
the extent to which the preferred stock is entitled to any preference in dividend or liquidation payments;

•
any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock;

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the voting rights, if any; and

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any other terms that are not inconsistent with the provisions of Ameren’s articles of incorporation.

Issuance in Series; Rank
The authorized but unissued shares of preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by our board of directors. Except for such characteristics, as to which our board of directors has discretion, and as otherwise provided in the applicable prospectus supplement, all series of preferred stock rank equally and are alike in all respects.
Unless otherwise indicated in the applicable prospectus supplement, our preferred stock will rank senior with respect to dividends and liquidation rights to our common stock.
Dividend Rights
Each series of preferred stock will have the dividend rights described in the applicable prospectus supplement.
Optional Redemption Provisions
Each series of preferred stock will have the redemption provisions described in the applicable prospectus supplement.

Voting Rights
Except as provided by law or in the applicable prospectus supplement, holders of preferred stock will not be entitled to vote for the election of directors or for any other purpose. Under Missouri law, holders of preferred stock have the right to vote as a class on any amendment to our articles of incorporation that would increase or decrease the number of authorized shares of the preferred stock, increase or decrease the par value of the preferred stock, create a new class of shares senior to the preferred stock, increase the rights and preferences or the number of authorized shares of any class of shares senior to the preferred stock, or adversely affect the preferred stock’s preferences or special or relative rights, but if less than all series of a class are adversely affected, then the affected series have the right to vote as a class on such amendment.
Liquidation Rights
Each series of preferred stock will have the liquidation rights described in the applicable prospectus supplement.
Restrictions on Certain Corporate Actions
Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. See “Description of Common Stock—Certain Anti-Takeover Matters.”
Preemptive Rights
Holders of the preferred stock have no preemptive rights to subscribe for or purchase any securities issued by us.
Miscellaneous
Shares of preferred stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.
Transfer Agent and Registrar
Ameren Services Company, our subsidiary, serves as transfer agent and registrar for our preferred stock.
Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and beneficial interests in:
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senior debt securities or subordinated debt securities, or

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debt obligations of third parties, including U.S. treasury securities,

that would secure the holders’ obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

Book-Entry System
Unless otherwise indicated in the applicable prospectus supplement, the securities will trade through DTC. The securities will be represented by one or more global certificates and initially registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the amount of the securities represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will initially be deposited with the applicable trustee as custodian for DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.
Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.
To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the applicable indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial

Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the “Omnibus Proxy”) to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments of principal, premium, if any, interest, distributions and dividends and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the applicable trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the securities will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the securities. In that event, certificates for such securities will be printed and delivered. If certificates for such securities are printed and delivered,
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the securities will be issued in fully registered form without coupons;

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a holder of certificated securities would be able to exchange those securities, without charge, for an equal aggregate principal amount of securities of the same series, having the same issue date and with identical terms and provisions; and

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a holder of certificated securities would be able to transfer those securities without cost to another holder, other than for applicable stamp taxes or other governmental charges.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Selling Securityholders
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.
Plan of Distribution
We and any selling securityholder may sell the securities offered pursuant to this prospectus on a continuous or delayed basis:
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through underwriters or dealers;

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directly; or

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through agents.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.
We and any selling securityholder may sell the securities directly or through agents designated from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
Legal Matters
Morgan, Lewis & Bockius LLP, New York, New York, and Chonda J. Nwamu, Esq., our Senior Vice President, General Counsel and Secretary, will pass upon the validity of the offered securities for us. As of September 30, 2020, Ms. Nwamu owned 11,934 shares of our common stock held directly and owned 235 share equivalents of our common stock held indirectly through the Ameren Corporation Savings Investment Plan. Certain legal matters will be passed upon for any underwriters, dealers, purchasers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents us and certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Missouri law relating to us will be passed upon by Ms. Nwamu. As to all matters based on the law of the State of Missouri, Morgan, Lewis & Bockius LLP will rely on the opinion of Ms. Nwamu. As to all matters based on the law of the State of New York, Ms. Nwamu will rely on the opinion of Morgan, Lewis & Bockius LLP.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $750,000,000
Common Stock

Prospectus Supplement
May 12, 2021

Barclays
BofA Securities
Goldman Sachs & Co.
J.P. Morgan
Mizuho Securities
Morgan Stanley
MUFG
Wells Fargo Securities